UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 10, 2017

Date of report (Date of earliest event reported)

Nexvet Biopharma

public limited company

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36828	98-1205017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 5, Sragh Technology Park

Rahan Road, Tullamore

Co. Offaly, R35 FR98, Ireland

(Address of principal executive offices, including zip code)

+353 5793 24522

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During February and March, we initiated strategic changes to our organisational structure intended to reduce our expenditure on early stage research projects and general and administrative activities. As a result of these changes, the role of Chief Scientific Officer has been eliminated (made redundant) and Dr. David Gearing, who has served in this role, has left the Company effective March 10, 2017.

In connection with Dr. Gearing’s termination of employment, we entered a Deed of Separation dated March 10, 2017, which defines the terms of his voluntary redundancy, which is attached as Exhibit 10.1.

The Board sincerely thanks Dr. Gearing for his contribution to the Company and wishes him every success for the future.

The current Officers of Nexvet are; Dr. Mark Heffernan – Chief Executive Officer, Mr. Damian Lismore – Chief Financial Officer, Ms. Geraldine Farrell – General Counsel & Vice President of Operations and Dr. Juergen Horn – Chief Product Development Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Deed of Separation between Nexvet Australia Pty Ltd, Nexvet Biopharma plc and Dr. David Gearing, dated March 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexvet Biopharma public limited company

Dated: March 13, 2017	By:	/s/ Mark Heffernan, Ph.D.
	Name:	Dr. Mark Heffernan
	Its:	Chief Executive Officer